Exhibit 10.5(a)

Second AMENDMENT TO STANDBY STOCK PURCHASE AGREEMENT

THIS SECOND AMENDMENT TO STANDBY PURCHASE AGREEMENT (“Amendment”) is made effective as of October 29, 2018, by and among by and among Federal Life Group, Inc., a Pennsylvania corporation (the “Company”), Federal Life Insurance Company, an Illinois insurance company (“Federal Life”), Federal Life Mutual Holding Company, an Illinois corporation (“FLMHC”), and Insurance Capital Group, LLC (the “Standby Purchaser”).

BACKGROUND

A. The parties have entered into a Standby Stock Purchase Agreement dated as of March 8, 2018 (the “Agreement”), pursuant to which, among other things, the Standby Purchaser agreed to purchase Shares of the Company’s Common Stock in the Offerings.

B. The Parties desire to modify and amend the provisions of Section 14 of the Agreement.

NOW, THEREFORE, the parties hereto, each intending to be legally bound, hereby covenant and agree as follows:

1. Background. The Background provisions set forth above (including, but not limited to, the defined terms set forth therein) are hereby incorporated by reference into this Amendment and made a part hereof as if set forth in their entirety in this Section 1. Capitalized terms used in this Amendment which are not otherwise defined herein, but which are defined in the Agreement, shall have the respective meanings given to such terms in the Agreement.

2. Amendment to Section 14 of the Agreement. Section 14(a) of the Agreement shall be amended by deleting such paragraph (a) in its entirety and replacing the same with the following:

(a) After the occurrence of a Standstill Termination Event, if a Stockholder who holds no less than 51% of the outstanding Common Stock of the Company (a “Dragging Stockholder”), receives a bona fide offer from a non-affiliated Third Party Purchaser to consummate, in one transaction, or a series of related transactions, a Change of Control (a “Drag-along Sale”), the Dragging Stockholder shall have the right to require that Joseph D. Austin and William S. Austin (each, a “Drag-along Stockholder”) participate in such Transfer in the manner set forth in this Section 14, provided, however, that no Drag-along Stockholder shall be required to participate in the Drag-along Sale if the consideration for the Drag-along Sale is other than cash or registered securities listed on an established U.S. securities exchange or traded on the NASDAQ Stock Market. Notwithstanding anything to the contrary in this Agreement, each Drag-along Stockholder shall vote in favor of the transaction and take all actions to waive any dissenters, appraisal or other similar rights.

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3. Ratification of Agreement. The Agreement, as modified and amended hereby, and all of the respective liabilities, obligations, covenants, conditions, representations, and warranties set forth therein are hereby ratified and affirmed by each of the parties.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment to Standby Stock Purchase Agreement.

FEDERAL LIFE GROUP, INC.

By:	/s/ William S. Austin
William S. Austin
President

FEDERAL LIFE MUTUAL HOLDING COMPANY

By:	/s/ William S. Austin
William S. Austin
President

FEDERAL LIFE INSURANCE COMPANY

By:	/s/ William S. Austin
William S. Austin
President

INSURANCE CAPITAL GROUP, LLC
By: ICG Management, LLC, its managing member

By:	/s/ Craig A. Huff
Name:	Craig A. Huff
Title:	Co-Managing Member

By:	/s/ Matthew T. Popoli
Name:	Matthew T. Popoli
Title:	Co-Managing Member

/s/ Joseph D. Austin
Joseph D. Austin

/s/ William S. Austin
William S. Austin

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